Multiband Announces 2010 First Quarter Results

First quarter EBITDA of $3.1 million, up 158% year-over-year from $1.2 million in 1Q09
Gross margin percentage improves to 27% in first quarter of 2010 from 24% for the same period last year
First quarter revenue of $60.2 million in-line with previous guidance
Company establishes EBITDA guidance for 2010 of $12 million vs. $4.25 million in 2009

MAY 13, 2010 MINNEAPOLIS --(Business Wire)-- Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation’s largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today announced financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights

•
First quarter revenues were $60.2 million, a decrease of 3% compared to $62.2 million for the quarter ended March 31, 2009.  Revenues decreased year-over-year primarily due to a 19% reduction in job volume, partially offset by an increase in incentive revenue earned.  Revenues were down 11.4% from the fourth quarter 2009 primarily due to seasonality.

•	First quarter 2010 gross margins were 27% compared to 24% for the year-ago period, favorably impacted by improved operational efficiencies and lower training/recruiting costs.

•	Adjusted EBITDA, a non-GAAP measure, was $3.1 million for the first quarter of 2010, up 158% from $1.2 million for the same period in 2009.

First Quarter 2010 Results

Revenues for the three month period ended March 31, 2010 totaled $60.2 million versus $62.2 million for the same period in 2009.  The 3% decrease in revenues is primarily due to a 19% reduction in job volume which was caused by the culmination of the 2009 national mandatory digital conversion from analog to digital television signals.  The decrease caused by the reduction in volume was partially offset by $3.5 Million in incentive revenue earned due to improvements in operating efficiencies and higher customer satisfaction scores.

First quarter 2010 gross margin percentage was 27% compared to 24% for the same period last year.  Improved gross margin was primarily generated by the Company’s HSP segment driven by the increase in incentive revenue plus improved installation procedures, inventory controls, fleet management, and reduced employee turnover.

Selling, general and administrative expenses for the three month period ended March 31, 2010, decreased approximately 2% to $13.5 million from $13.7 million in the same period last year.

Operating income was $342K in the quarter just ended compared to an operating loss of $2.2 million in the same period last year.

Adjusted EBITDA, a non-GAAP measure, was $3.1 million for the first quarter of 2010, a substantial improvement from $1.2 million in the first quarter of 2009.

In the first quarter of 2010, the Company incurred a net loss of $964K, or approximately $0.10 per share compared to a net loss of $2.9 million or $0.30 per share in the first quarter of 2009.  GAAP net loss per common share was $0.14 basic and diluted compared to a GAAP net loss of $0.28 per common share for basic and diluted in the first quarter of 2009, a 50% improvement.

James L. Mandel, CEO of Multiband, commented, “We spent 2009 repositioning the Company and focusing our processes to significantly improve our financial results and the resulting returns to our shareholders.  The first quarter results demonstrate the effectiveness of those efforts.  Moving forward, we have created a platform that will enable the company to leverage our installation services to include other opportunities outside of the DIRECTV single family home provisioning and we have already seen progress on this front.  Through the first three months of 2010, we have expanded our installation services to include enhanced call and support center services, security, and wireless high speed internet.  We have the capacity with our existing infrastructure to significantly expand these installation services and we will update the investment community as we continue to obtain additional customers in the consumer and commercial sectors.”

Mr. Mandel continued, “Paramount to our success will be continued gains in efficiencies in our HSP segment, which now sits atop the network of DIRECTV operators in terms of mean times to install and various other performance metrics that are critical to profitability.  Further, we intend to launch additional products into our HSP and MDU channels to improve revenue per truck roll and aid in employee retention, which may further boost profitability especially in seasonally slow periods.”

Guidance

Mr. Mandel concluded, “For 2010, we are projecting revenues in the range of $250 million, down from 2009.  The 2009 revenues were boosted as a result of the mandatory digital conversion initiative which primarily occurred during 2009.  Though our overall 2010 revenue outlook is relatively flat compared to 2009, we have taken a cautious stance with regard to inputs we are receiving from our HSP channel partners as we believe that is the most prudent course of action.  In MDU, we continue to negotiate for incremental financing in order to fund capital expenditures, which would boost our ability to add subscribers and the associated recurring revenues and cash flows from our rights of entry across the country.  While revenues may be flat, we are experiencing improving margins as we constantly deploy new procedures and technologies to aid in the productivity of our workforce.  This quarter’s results, which more than doubled positive EBITDA and improved net income by 50% from the same period last year, were all accomplished in spite of a lower top line revenue.  Finally, we have assumed no mergers and acquisitions activity in our guidance though opportunities abound within the MDU market which, if executed, could further boost our scope and scale.  One acquisition of a number of MDU rights of entry occurred in April, 2010.  Additionally, we are in discussions with other professional services and distribution firms that could diversify and compliment our business from our major channel partner and add  scope/scale.  Absent these potential events and based upon current trending we are placing EBITDA guidance for 2010 at approximately $12 million or $1.22 per share.”

Conference Call Information

The Company will hold a conference call today to discuss the results.  The conference call will take place Thursday, May 13, 2010 at 4:30 p.m. eastern time.  Interested parties should dial 866-394-1497 and use passcode 74568307.  There will be a playback available as well.

Company Contact

Contact: James Mandel, CEO for Multiband Corporation at (763)504-3000

Investor Contact

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

- tables follow -

EBITDA Computation (1Q10 and 1Q09) (in thousands)

		1Q10	1Q09
(i)	Net Income	$(964)	$(2,881)
(ii)	Non Operating
	Gains/Losses	294	(154)
(iii)	Adjusted Net Income	(670)	(3,035)
	(Sum of (i)minus (ii))
(iv)	Interest Expense	1,123	855
(v)	Depreciation & Amortization	2,436	3,285
(vi)	Taxes	200	100
(vii)	EBITDA	$3,089	$1,205
	(sum of (iii) +( iv) + (v) + (vi))

NON-GAAP Financial Measures

To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Multiband Corporation attached to this news release and will post to the company’s investor relations web site (www.multibandusa.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company’s quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide.  Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP).  The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2010 (unaudited)	March 31, 2009 (unaudited)

REVENUES	$60,248	$62,158

COSTS AND EXPENSES
Cost of products and services (exclusive of depreciation and amortization shown separately below)	43,953	47,316
Selling, general and administrative	13,517	13,740
Depreciation and amortization	2,436	3,285

Total costs and expenses	59,906	64,341

INCOME (LOSS) FROM OPERATIONS	342	(2,183)

OTHER EXPENSE
Interest expense	(1,123)	(855)
Interest income	5	7
Other income	12	250

Total other expense	(1,106)	(598)

NET LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST IN SUBSIDIARIES	(764)	(2,781)

PROVISION FOR INCOME TAXES	200	100

NET LOSS	(964)	(2,881)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTEREST IN SUBSIDIARIES	–	(296)

NET LOSS ATTRIBUTABLE TO MULTIBAND CORPORATION AND SUBSIDIARIES	(964)	(2,585)
Preferred stock dividends	381	73
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,345)	$(2,658)

LOSS PER COMMON SHARE – BASIC AND DILUTED:
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(0.14)	$(0.28)

Weighted average common shares outstanding – basic and diluted	9,791	9,650

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(in thousands)

	March 31, 2010 (unaudited)	December 31, 2009 (audited)

CURRENT ASSETS
Cash and cash equivalents	$3,747	$2,240
Securities available for sale	6	7
Accounts receivable, net	13,072	14,336
Other receivable – related party	518	518
Inventories	7,707	8,561
Prepaid expenses and other	8,629	549
Current portion of notes receivable	6	6
Total Current Assets	33,685	26,217
PROPERTY AND EQUIPMENT, NET	8,326	8,546
OTHER ASSETS
Goodwill	38,067	38,067
Intangible assets, net	20,960	22,677
Other receivable – related party – long term	980	1,011
Notes receivable – long-term, net of current portion	25	25
Other assets	2,889	2,988
Total Other Assets	62,921	64,768

TOTAL ASSETS	$104,932	$99,531

MULTIBAND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY
(in thousands, except share and liquidation preference amounts)

	March 31, 2010 (unaudited)	December 31, 2009 (audited)

CURRENT LIABILITIES
Line of credit	$49	$49
Short term debt	6,932	66
Related parties debt – short term	1,327	1,345
Current portion of long-term debt	112	228
Current portion of capital lease obligations	428	489
Accounts payable	25,731	28,008
Accrued liabilities	25,150	22,026
Deferred service obligations and revenue	2,591	2,602
Total Current Liabilities	62,320	54,813
LONG-TERM LIABILITIES
Accrued liabilities – long term	3,404	4,415
Long-term debt, net of current portion and original issue discount	4,878	4,853
Related parties debt - long-term, net of current portion and original issue discount	29,778	29,856
Capital lease obligations, net of current portion	408	491
Total Liabilities	100,788	94,428
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Cumulative convertible preferred stock, no par value:
8% Class A (14,171 shares issued and outstanding, $148,796 liquidation preference)	213	213
10% Class B (1,070 and 1,370 shares issued and outstanding, $11,235 and $14,385 liquidation preference)	11	14
10% Class C (112,580 and 112,880 shares issued and outstanding, $1,125,800 and $1,128,800 liquidation preference)	1,461	1,465
10% Class F (150,000 shares issued and outstanding, $1,500,000 liquidation preference)	1,500	1,500
8% Class G (11,595 shares issued and outstanding, $115,950 liquidation preference)	48	48
6% Class H (1.25 shares issued and outstanding, $125,000 liquidation preference)	–	–
8% Class J (100 shares issued and outstanding, $10,000,000 liquidation preference)	10,000	10,000
15% Class E cumulative preferred stock, no par value, (220,000 shares issued and outstanding, $2,200,000 liquidation preference)	2,200	2,200
Common stock, no par value (9,804,396 and 9,722,924 shares issued and outstanding)	38,216	38,054
Stock subscriptions receivable	(10)	(26)
Stock-based compensation and warrants	46,788	46,572
Accumulated other comprehensive income – unrealized gain on securities available for sale	6	7
Accumulated deficit	(96,289)	(94,944)
Total Stockholders’ Equity	4,144	5,103

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$104,932	$99,53